Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is entered into as of March 31, 2006 by and between Ciaran G. McCourt (the “Employee”) and eDiets.com, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Employee was employed by the Company as its President and Chief Executive Officer pursuant to an employment agreement dated February 3, 2005 (the “Employment Agreement”);

WHEREAS, the Employee has decided that he will resign pursuant to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to settle all matters between them related to or arising out of Employee’s employment with, and resignation from, the Company and the facts and circumstances underlying the same, and to settle and compromise any and all claims and differences between them, of any sort, origin or description in order to avoid the costs and uncertainties inherent in possible future litigation.

NOW, THEREFORE, Employee and the Company, intending to be legally bound hereby and in consideration of the promises contained herein, do hereby agree as follows:

1. RESIGNATION. The Employee acknowledges that he resigned, effective as of March 30, 2006 (the “Resignation Date”) as (i) the Company’s Chief Executive Officer, (ii) as a director of the Company and from (iii) any other positions that he held with the Company or any of its subsidiaries.

1.1 Except as provided below, Employee has received or shall receive all accrued compensation and vacation owing to him from the Company through March 30, 2006 pursuant to his Employment Agreement which was in effect until midnight at 12:00 a.m., March 30, 2006.

1.2 The Company and Employee acknowledge that this Agreement is not intended to have any effect upon the restricted shares that Employee received pursuant to the Stock Purchase Agreement between Unislim Ireland Limited, Unislim Clubs Limited, Ciaran McCourt, Ediets BVI, Inc. and Ediets.com, Inc. dated July, 2004 (the “SPA”).

2. TERMINATION OF EMPLOYMENT AGREEMENT AND OPTIONS.

2.1 Employee acknowledges and agrees that this Agreement shall serve to terminate his Employment Agreement and that this Agreement sets forth all the compensation that is payable to him, effective as of the date of this Agreement.

2.2 The Employee agrees that he will have until June 28, 2006 (“Option Termination Date’) to exercise all of his options which have vested pursuant to this Agreement (“Vested Options”) that have been granted to him by the Company during his term of his employment with the Company as provided in the schedule shown below. The Employee acknowledges and agrees that the only Vested Options that he owns as of the date of this Agreement are as follows:

Grant Date	Number	Price
10/23/02	25,000	$1.0900
11/04/03	25,000	$3.6650
02/03/05	150,000	$4.2800
08/01/05	8,773	$4.7900

2.3 The Company and the Employee acknowledge the termination of the Employment Agreement and the survival and incorporation by reference herein of the provisions, terms and conditions set forth in Section 7 of the Employment Agreement for a period of eighteen months after the date of this Agreement.

2.4 The Employee acknowledges and agrees that he is resigning for personal reasons.

3. SEVERANCE PAYMENTS; TERM OF AGREEMENT.

3.1 RELOCATION AND BENEFITS. The Company will provide the Employee with information regarding any benefits which may be converted to individual coverage and/or coverage which includes his spouse in accordance with Consolidated Omnibus Budget Reconciliation Act (COBRA) regulations. Employee acknowledges and agrees that he will not be entitled to any perquisites, benefits or other compensation whatsoever after the Termination Date, except as described in this Agreement. The Company will compensate Employee for associated expenses in the amount of $25,000.00 to be paid in a lump sum within three (3) business days of this Agreement’s execution.

3.2 SEVERANCE. The Company will pay to Employee severance in the amount of $450,000.00 to be paid in thirty-nine (39), bi-weekly installments consistent with normal employee payroll practices of the Company beginning on the first payroll for the month of April, 2006.

3.2 AMOUNTS STATED BEFORE TAXES. All amounts stated in this Agreement are prior to any deduction for applicable withholding taxes and other amounts which may be required to be withheld or deducted by federal and Florida law.

3.3 TERM. Except where otherwise indicated, the parties agree that the term of this Agreement will be for eighteen (18) months from its effective date.

4. MUTUAL WAIVER AND RELEASE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the Employee hereby agrees that regardless of who assumes his duties, his separation of employment from the Company was not due in any way to age or any other type of discrimination or any wrongful act of the Company. With the exception of the enforcement of the rights and obligations of this Agreement or Employee’s right to file a claim under the worker’s compensation statutes for any accident or illness arising from Employee’s employment with the Company, the parties and their Releasors (as defined below) do hereby voluntarily and fully release and forever discharge each other, together with their past and current predecessors, successors, shareholders, officers, directors, employees, attorneys, trustees, insurers, representatives, contractors, subsidiaries, related organizations and affiliates (collectively, the “Released Parties”), jointly and individually, from any and all claims, demands, debts, causes of action, claims for relief, and damages, of whatever kind or nature, known or unknown, developed or undeveloped, which Employee had, now has or may hereinafter have from the beginning of the world to the date of this Agreement related to or arising out of Employee’s employment by the Company (except as provided above), including, without limitation, all claims and all rights which the Employee may have had under Title VII of the Civil Rights Act of 1964; the Equal Employment Opportunity Act of 1972; the Civil Rights Act of 1991; the Age Discrimination and Employment Act of 1967; the Employee Retirement Security Act 42 U.S.C. ss. 1981; the Older Workers’ Benefit Protection Act; the Americans with Disabilities Act; the Family Medical Leave Act of 1993; the Equal Pay Act; the Fair Labor Standards Act; the Broward County Equal Opportunity Ordinance; any claims related to or arising out of Employee’s employment by the Company; any federal or state whistleblower acts and any and all other federal, state and local laws and statutes which regulate employment; and the laws of contracts, tort and other subjects. The Employee agrees that the forgoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Employee’s employment with the Company and to the termination of such employment except as otherwise provided herein.

In exchange for the consideration stated in this Agreement, effective upon the date of this Agreement, the Company shall release and discharge Employee from any claim or liability whether known or unknown, arising out of any event, act or omission occurring on or before the date of this Agreement, including, but not limited to claims arising out of Employee’s employment or the cessation of Employee’s employment with the Company, claims arising by virtue of Employee’s status as an officer and/or director and/or stockholder of the Company, claims for breach of contract, tort, as well as any other statutory or common law claims, at law or in equity, recognized under any federal, state, or local law; provided, however, that the Company shall not release or discharge Employee from (i) a breach of this Agreement, and (ii) any claim that arises out of or relates to Employee’s fraud, harassment or criminal activity.

5. RELEASED PARTIES AND NO ADMISSION OF LIABILITY. For purposes of paragraph 4, “Releasors” shall mean, collectively, the spouse of the Employee and the Employee’s dependents, heirs, executors, administrators and the parties’ assigns, past and present and each of them, and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, successors, assigns and all persons acting by, through, under or in connection with them, past and present. The parties further agree that the definition of Released Parties contained in Section 4 of this Agreement shall relate to or arise out of Employee’s employment by the Company and it expressly includes, without limitation, all current and former: officers, directors, employees, shareholders, attorneys, trustees, insurers, representatives and contractors of the parties, their subsidiaries and affiliated entities, in addition to the other persons and entities referred to in Section 4 hereof. Execution of this Agreement does not constitute an admission by the Employee or any of the Released Parties of any violation of any civil rights or other employment discrimination statute, or any other legal statute, provision, regulation, ordinance, order or action under common law. Rather, this Agreement expresses the intention of the parties to resolve all issues and other claims related to or arising out of Employee’s employment by the Company without the time and expense of litigation.

6. MUTUAL NON DISPARAGING REMARKS. Employee affirms that he will not intentionally say or do anything that disparages the Company, its directors, officers, managers, employees, products, or services. The Company, including its directors, officers, managers and employees affirms that it will not intentionally say or do anything that disparages Employee professionally, personally or otherwise. Each party acknowledges that its good faith performance of this obligation is a condition precedent to the other’s obligation to perform the same. The parties will be permitted to make any and all factual disclosures that are required by any applicable law. The parties acknowledge that their obligation under this Section 6 shall continue for eighteen months from the date of this Agreement.

7. COVENANT NOT TO COMPETE. Upon the effective date of this Agreement and for twelve (12) months thereafter (the “Restricted Period”), Employee covenants and agrees that he shall not, directly or indirectly, (i) be, or become interested in, associated with or represent, or otherwise render assistance or services to, or manage, operate, control or engage in (as an officer, director, stockholder, partner, member, consultant, owner, employee, agent, creditor or otherwise), any business listed on Exhibit “A” to this Agreement; provided that, the foregoing shall not restrict Employee from the collective ownership, solely as a passive investment, of securities of any business or person if such ownership is (x) not as a controlling person of such business or person, (y) not as a member of a group that controls such business or person and (z) not as a direct or indirect beneficial owner of 10% or more of any class of securities of such business or person; (ii) induce or seek to influence any employee of the Company to terminate his or her employment or to become financially interested in a business that competes with the Company’s then current business; (iii) aid a competitor of the Company in any attempt to hire a person who shall have been employed by the Company within the one-year period preceding the date of any such aid; (iv) induce or seek to influence any customer of the Company to transact business with a competitor of the Company or not to do business with the Company; or (v) take any actions for the purpose of interfering with any other business relationships that the Company has with any other person. The Restricted Period shall be extended by the length of time during which you are in breach of the provisions of this Section 7.

The Employee acknowledges that the Restricted Period contained in this Section 7 is reasonable under the circumstances. Moreover, it is the desire and intent of the parties that the provisions of Section 7 be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the parties agree that if a governmental authority determines subsequently that any of the terms of Section 7 are unenforceable, the parties will request that such governmental authority reform the terms by specifying the greatest time period and/or geographic area that would not render the terms unenforceable. Employee specifically agrees that, in the event of a breach of this Section 7 as determined by a court of competent jurisdiction, the Company would suffer irreparable injury and damages at law would be an insufficient remedy, and the Company shall be entitled to seek equitable relief by way of temporary or permanent injunction (or any other equitable remedies), without proof of actual damages and without the need to post bond or other security.

8. KNOWING AND VOLUNTARY SETTLEMENT.

8.1 BECAUSE THE EMPLOYEE IS OVER FORTY (40) YEARS OF AGE, HE HAS SPECIFIC RIGHTS UNDER THE OLDER WORKERS BENEFITS PROTECTION ACT (“OWBPA”) WHICH PROHIBITS DISCRIMINATION ON THE BASIS OF AGE, AND HE ACKNOWLEDGES THAT THE RELEASES SET FORTH IN THIS AGREEMENT ARE INTENDED TO RELEASE ANY RIGHT THAT THE EMPLOYEE MAY HAVE TO FILE A CLAIM AGAINST THE COMPANY ON THE BASIS OF AGE.

8.2 IN EXECUTING THIS AGREEMENT, THE EMPLOYEE HEREBY REPRESENTS THAT HE HAS BEEN AFFORDED A REASONABLE OPPORTUNITY TO CONSIDER THIS AGREEMENT; THAT HE HAS COMPLETELY AND CAREFULLY READ THIS AGREEMENT; THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOICE PRIOR TO EXECUTING THIS AGREEMENT, AND RELIED ON THE LEGAL ADVICE OF HIS ATTORNEY, IF HE ELECTED TO RETAIN AN ATTORNEY; THAT HE HAD THE OPPORTUNITY TO HAVE AN ATTORNEY EXPLAIN TO HIM THE TERMS OF THIS AGREEMENT WHICH HE RECEIVED WHEN THE COMPANY ADVISED HIM TO RETAIN HIS OWN SEPARATE LEGAL COUNSEL; THAT HE KNOWS AND UNDERSTANDS THE CONTENTS OF THIS AGREEMENT; THAT THE TERMS OF THIS AGREEMENT ARE TOTALLY SATISFACTORY TO AND FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED BY HIM.

9. FUTURE COOPERATION. For the term of this Agreement, the Employee agrees to cooperate fully with the Company in connection with any litigation relating to his employment or litigation that occurred during his employment, including, without limitation, in the defense or prosecution of any claims or actions not in existence or which may be brought or threatened in the future against the Company and any claims or actions against its officers, directors and employees. The Employee’s cooperation in connection with such matters, actions and claims shall include, without limitation, being available, after reasonable notice to meet with the Company regarding matters in which the Employee was involved; to prepare for any trial proceeding (including without limitation, depositions, consultations, discovery or trial); to provide affidavits; to assist with any audits or reviews of the Company’s financial statements for the period he was employed by the Company; to assist with any legal proceeding or other inquiry and to act as a witness in connection with any litigation or other legal proceeding affecting the Company. The Employee shall be reimbursed for any reasonable our-of-pocket expenses incurred in connection with providing such cooperation under this Section 9. The Employee further agrees that should he be contacted (directly or indirectly) by any person or entity engaged in litigation or threatening litigation against the Company, the Employee shall promptly notify an executive officer of the Company in writing. The Company shall continue to provide Employee D&O insurance coverage consistent with such D&O insurance coverage that it provides all other current and past directors and shall indemnify Employee to the maximum extent permitted under Florida law.

10. EFFECT OF SETTLEMENT, INTERPRETATION AND SCHEDULES. The Company and Employee intend this Agreement to be legally binding upon and inure to the benefit of each of them and their respective heirs, administrators, executors, successors and assigns. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting this Agreement. The recitals contained at the beginning of this Agreement are expressly made a part of this Agreement. All Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11. GOVERNING LAW; LITIGATION. This Agreement shall be governed by, construed, applied and enforced in accordance with the internal laws of the State of Florida, except that no doctrine of choice of laws shall be used to apply any law other than that of Florida, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, be interposed in any action hereon. Employee and the Company agree that any action or proceeding to enforce or arising out of this Termination Agreement may be commenced in the state courts in which the Company’s principal executive offices are located, or in the United States District court in which the Company’s principal executive offices are located. Employee consents to such jurisdiction, agrees that venue will be proper in such courts and waives any objections based upon forum non conveniens. Employee waives personal service of process and agrees that a summons and complaint commencing an action or proceeding shall be properly served and shall confer personal jurisdiction if hand-delivered to Employee at the address set forth in this Agreement. Except with respect to the restricted stock received by Employee pursuant to the SPA, this Agreement totally replaces and supercedes any and all prior agreements, arrangements, representations and understandings between the Employee and the Company, including but not limited to the Employment Agreement and agreements in which the Employee was granted options to purchase the Company’s common stock, except for Section 7 of the Employment Agreement which has been incorporated herein by reference. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto.

12. ENFORCEMENT.

12.1 The Parties agree that either party would be damaged irreparably in the event that any provision of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Parties and their successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction to prevent any breach of any of such provisions and to enforce such provisions specifically.

12.2 The Company and the Employee acknowledge and agree that in the event that a court of competent jurisdiction finds that either breaches any of the provisions of this Agreement or has made any false representations to the other party, such party will be entitled to apply for and receive an injunction to restrain any material violation of this Agreement.

13. SEVERABILITY. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect.

14. BINDING EFFECT. This Agreement totally replaces and supercedes any and all prior agreements, arrangements, representations and understandings between the Employee and the Company, including the Employment Agreement, except for Section 7 of the Employment Agreement which has been incorporated herein by reference. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto.

15. EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the day below written.

eDiets.com, Inc.

/s/ Robert T. Hamilton
Robert T. Hamilton,
Interim Chief Executive Officer

Date: April 13, 2006

/s/ Ciaran G. McCourt
Ciaran G. McCourt

Date: April 13, 2006

EXHIBIT “A”

1. Purfoods web properties

2. Weight Watchers.com

3. NutriSystem

4. Jenny Craig

5. Waterfront Media including, but not limited to, South Beach Diet, Denise Austin, Zone Diet Advantage, zonediet.com, drsears.com, and Dr. Andrew Weil’s My Optimum Health Plan, Sanoma Diet

6. Diet.com

7. Sparkpeople.com

8. Dietsite.com

9. Cyberdiet.com

10. Dietwatch.com

11. Diet to Go

12. Rodale Properties web properties

13. Harper Collins Properties

14. All Recipes

15. diettoyourdoor.com

16. Nutrio and all Nutrio customers

17. Tesco.com

18. Time Life web properties

19. Flat Iron Media

20. Glaxo Smith Kline web properties

26. LifeScript

27. Revival Soy

28. Sensei

30. CSIRO Australia

31. Vine World

32. LeDiet a/k/a La Clinuque du Poids or any other entity involving David Benchetrit